As filed with the United States Securities and Exchange Commission on
  August xx, 2006
                                            Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     1ST INDEPENDENCE FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                                      61-1284899
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

        104 South Chiles Street
         Harrodsburg, Kentucky                          40330-1620
(Address of principal executive offices)                (Zip Code)

                     1ST INDEPENDENCE RESTRICTED STOCK PLAN
                           (Full Title of the Plan)

                                N. William White
                      President and Chief Executive Officer
                     1st Independence Financial Group, Inc.
                              8620 Biggin Hill Lane
                         Louisville, Kentucky 40220-4117
                     (Name and Address of agent for service)

                                 (502) 753-0500
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             John W. Tanselle, Esq.
                                Krieg DeVault LLP
                         One Indiana Square, Suite 2800
                             Indianapolis, IN 46204
                                 (317) 636-4341
================================================================================
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     Proposed     Proposed
                                     Maximum      Maximum
                     Amount to be    Offering     Aggregate       Amount of
Title of Securities  Registered     Price Per     Offering      Registration
 to be Registered      (1)(2)        Share(2)     Price(1)(2)        Fee
--------------------------------------------------------------------------------
Common Stock,       80,500 shares     $17.25    $1,388,625         $148.58
 $0.10 par value
--------------------------------------------------------------------------------
(1) The maximum number of shares of Common Stock issuable upon awards to be granted under the 1st Independence Restricted Stock Plan consists of 80,500 shares which are being registered under this Registration
      Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457. The maximum offering price per share is based on the average of the high and low sale price of the Common Stock as reported by the NASDAQ Global Market on August 17, 2006, pursuant to Rule 457(h).
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Report.

            *The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the United States Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 and in reliance on Rule 428, of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

            Employees participating in the 1st Independence Restricted Stock Plan (the "Plan") may obtain a copy of the Plan or the documents incorporated by reference in Item 3 of Part II below, at no cost, by writing or telephoning 1st Independence Financial Group, Inc. (the "Registrant") at: 104 South Chiles Street, Harrodsburg, Kentucky 40330-1620, Attention: Teresa W. Noel, Secretary,
(859) 734-5452. These documents are also incorporated by reference in the prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

            The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

         (a) Current Report on Form 8-K dated January 20, 2006, as filed with the Commission on January 20, 2006.

         (b) Current Report on Form 8-K dated January 23, 2006, as filed with the Commission on January 23, 2006.

         (c) Current Report on Form 8-K dated March 1, 2006, as filed with the Commission on March 1, 2006.

         (d) Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the Commission on March 29, 2006.

         (e) Current Report on Form 8-K dated March 27, 2006, as filed with the Commission on March 31, 2006.

         (f) Proxy Statement on Schedule 14A dated April 12, 2006, as filed with the Commission on April 12, 2006.

         (g) Current Report on Form 8-K dated April 25, 2006, as filed with the Commission on April 25, 2006.

         (h) Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed with the Commission on May 10, 2006.

         (i) Current Report on Form 8-K dated July 21, 2006, as filed with the Commission on July 21, 2006.

         (j) Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, as filed with the Commission on August 8, 2006.

            All documents (other than those portions provided under Items 2.02 and 7.01 of Forms 8-K) filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such reports and documents are filed with the Commission.

Item 4. Description of Securities.

            Not applicable.

Item 5. Interests of Named Experts and Counsel.

            Not applicable.

Item 6. Indemnification of Directors and Officers.

            Article XVII of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article XVII also provides for the authority to purchase insurance with respect thereto.

            Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's Board of Directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, has no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

      Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the Board of directors of the Holding Company by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or
(ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

      Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7. Exemption from Registration Claimed.

            Not applicable.

Item 8. Exhibits.


Exhibit No.       Description

5.1 Opinion of Krieg DeVault LLP regarding the legality of the Common Stock being registered.

23.1              Consent of BKD, LLP

23.2              Consent of Krieg DeVault LLP (included in Exhibit 5.1 hereto).

24.1 Power of Attorney (included in the signature page of this Registration Statement).

99.1              1st Independence Restricted Stock Plan

99.2              Form of Restricted Stock Award Agreement

Item 9. Undertakings.

      (a) The undersigned Registrant hereby undertakes:
            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculations of Registration Fee" table in the effective registration statement.
                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Kentucky, on August 17, 2006.


                                     1st INDEPENDENCE FINANCIAL  GROUP, INC.


                                     By:    /s/ N. William White
                                                -------------------
                                                N. William White
                                                President and
                                                Chief Executive Officer



                                     By:    /s/ R. Michael Wilbourn
                                                ----------------------
                                                R. Michael Wilbourn
                                                Executive Vice President
                                                and Chief Financial Officer

                                POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below, hereby makes, constitutes and appoints N. William White and R. Michael Wilbourn, and each of them severally, as his or her attorney-in-fact to sign for such person and in such person's name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement and any subsequent Registration Statement filed pursuant to Rule 462 under the Securities Act, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.



/s/ N. William White
-----------------------------------
N. William White                     Director and President     August 17, 2006


/s/ Matthew C. Chalfant
-----------------------------------
Matthew C. Chalfant                  Chairman of the Board
                                     of Directors               August 17, 2006


/s/ Jack L. Coleman, Jr.
-----------------------------------
Jack L. Coleman, Jr.                 Director                   August 17, 2006




/s/ Thomas Les Letton
-----------------------------------
Thomas Les Letton                    Director                   August 17, 2006



/s/ Stephen R. Manecke
-----------------------------------
Stephen R. Manecke                   Director                   August 17, 2006




/s/ Charles Moore II
-----------------------------------
Charles Moore II                     Director                   August 17, 2006



/s/ Ronald L. Receveur
-----------------------------------
Ronald L. Receveur                   Director                   August 17, 2006



/s/ W. Dudley Shryock
-----------------------------------
W. Dudley Shryock                    Director                   August 17, 2006



/s/ H. Lowell Wainwright, Jr.
-----------------------------------
H. Lowell Wainwright, Jr.           Director                    August 17, 2006